Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Announces

Second Quarter 2019 Financial Results

Net Investment Income of $0.41 per share and Net Increase in Net Assets of $0.96 per share

Record Investment Portfolio of $496.0 Million as of June 30, 2019

DECLARES THIRD QUARTER 2019 DISTRIBUTION OF $0.36 PER SHARE

Menlo Park, Calif., July 31, 2019 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” "TPVG," “we,” “us,” or “our”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, today announced its financial results for the second quarter ended June 30, 2019 and its third quarter 2019 distribution of $0.36 per share.

Second Quarter 2019 Highlights

▪	Earned net investment income of $10.1 million, or $0.41 per share;
▪	Generated a net increase in net assets of $23.9 million, or $0.96 per share, resulting in a net asset value of $14.19 per share;
▪	Signed $203.6 million of new term sheets at TriplePoint Capital LLC (“TPC”), and TPVG closed $98.4 million of new debt commitments to venture growth stage companies;
▪	Funded $72.5 million in debt investments with a 13.8% weighted average annualized portfolio yield at origination;
▪	Grew the investment portfolio to a record level of $496.0 million as of June 30, 2019;
▪	Achieved a 16.5% weighted average annualized portfolio yield on debt investments, including the impact of prepayments;
▪	Realized a 12.0% return on average equity, based on net investment income, during the quarter;
▪	Amended and renewed the Company’s revolving credit facility, increasing funding capacity to $265.0 million;
▪	TPVG portfolio company CrowdStrike, Inc. completed a $612 million initial public offering; and
▪	Declared a third quarter distribution of $0.36 per share, payable on September 16, 2019; bringing total distributions to $7.80 per share since the Company’s initial public offering.

Year to Date 2019 Highlights

▪	Earned net investment income of $20.0 million, or $0.81 per share;
▪	Generated a net increase in net assets of $34.9 million, or $1.41 per share;
▪	Increased net asset value by $0.69 per share from December 31, 2018;
▪

Signed $453.7 million of new term sheets at TPC, and TPVG closed $289.3 million of new debt commitments to venture growth stage companies, an increase of 26.7% and 13.3% over the same period in 2018, respectively;

▪	Funded $163.1 million in debt and equity investments to 17 portfolio companies, an increase of 79.9% over the same period of 2018;
▪	Achieved a 16.4% weighted average annualized portfolio yield on debt investments; and
▪	Paid distributions of $0.72 per share.

“Our results for the second quarter demonstrate the earnings power of our investment platform,” said Jim Labe, chairman and chief executive officer of TPVG. “We delivered substantial quarterly investment income, generated meaningful unrealized gains, and grew our investment portfolio for the third quarter in a row.

“We appreciate the continued support of our lenders with the amendment and renewal of our revolving credit facility,” said Sajal Srivastava, President and Chief Investment Officer of the Company. “The increased funding capacity gives us financial flexibility as we focus on growing our investment portfolio in a disciplined fashion and approaching our target leverage ratio.”

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PORTFOLIO AND INVESTMENT ACTIVITY

During the second quarter of 2019, the Company entered into $98.4 million of new debt commitments with nine companies, funded seventeen debt investments totaling $72.5 million to thirteen companies, acquired warrant investments valued at $0.7 million in ten companies and made equity investments of $1.7 million in five companies. Debt investments funded during the quarter carried a weighted average annualized portfolio yield of 13.9% at origination. During the quarter, the Company had $42.9 million of early principal prepayments and principal amortization of $8.4 million. The weighted average annualized portfolio yield on debt investments for the second quarter was 16.5%, including the impact of prepayments and other activity, and 13.7% excluding the impact of prepayments and other activity. The Company calculates weighted average portfolio yield as the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period.1

As of June 30, 2019, the Company held 92 debt investments with 29 companies and 74 warrant and equity investments in 73 companies. The total cost and fair value of these investments were $482.4 million and $496.0 million, respectively.

Total portfolio investment activity for the three and six months ended June 30, 2019 and 2018 was as follows:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2019	2018	2019	2018
Beginning portfolio at fair value	$457,695	$401,258	$433,417	$372,103
New debt investments, net (1)	71,082	51,098	158,721	88,066
Scheduled principal payments from debt investments	(8,367)	(5,469)	(21,327)	(11,345)
Early principal payments, repayments and recoveries	(42,551)	(50,000)	(100,104)	(58,348)
Accretion of debt investment fees	1,741	2,861	4,976	5,809
Payment-in-kind coupon	291	684	1,062	1,289
New warrant investments	710	1,246	2,524	1,861
New equity investments	1,662	500	2,162	750
Proceeds and dispositions of investments	20	(3,368)	(302)	(3,371)
Net realized (losses) gains	(17)	773	(46)	781
Net unrealized gains (losses) on investments	13,755	(1,178)	14,938	810
Ending portfolio at fair value	$496,021	$398,405	$496,021	$398,405

(1) Debt balance is net of fees and discounts applied to the loan at origination.

SIGNED TERM SHEETS

During the second quarter of 2019, TPC entered into $203.6 million of non-binding term sheets to venture growth stage companies.  These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with TPC’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or assigned to the Company.

UNFUNDED COMMITMENTS

As of June 30, 2019, the Company’s unfunded commitments totaled $350.1 million, of which $91.3 million is dependent upon portfolio companies reaching certain milestones. Of the $350.1 million of unfunded commitments, $162.7 million will expire during 2019, $157.3 million will expire during 2020 and $30.0 million will expire in 2021 if not drawn prior to expiration. Since these commitments may expire without being drawn, unfunded commitments do not necessarily represent future cash requirements or future earning assets for the Company.

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The Company’s weighted average annualized portfolio yield on debt investments may be higher than an investor’s yield on an investment in shares of its common stock. The weighted average annualized portfolio yield on debt investments does not reflect operating expenses that may be incurred by the Company. In addition, the Company’s weighted average annualized portfolio yield on debt investments disclosed above does not consider the effect of any sales commissions or charges that may be incurred in connection with the sale of shares of its common stock.

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RESULTS OF OPERATIONS

Total investment and other income was $18.9 million for the second quarter of 2019, representing a weighted average annualized portfolio yield of 16.5% on debt investments, as compared to $16.5 million and 17.2%, for the second quarter of 2018.  The increase in investment income was driven by a higher average portfolio balance between periods. For the six months ended June 30, 2019, the Company’s total investment and other income was $36.4 million, as compared to $29.2 million for the six months ended June 30, 2018, representing a year-to-date weighted average annualized portfolio yield on debt investments of 16.4% and 15.6%, respectively.

Operating expenses for the second quarter of 2019 were $8.8 million as compared to $7.8 million for the second quarter of 2018.  Operating expenses for the second quarter of 2019 consisted of $3.0 million of interest expense and amortization of deferred credit facility costs, $2.1 million of base management fees, $2.5 million of income incentive fees, $0.4 million of administration agreement expenses and $0.8 million of general and administrative expenses. Operating expenses for the second quarter of 2018 consisted of $2.5 million of interest expense and amortization of deferred credit facility costs, $1.8 million of base management fees, $2.2 million of income incentive fees, $0.4 million of administration agreement expenses and $0.8 million of general and administrative expenses. The Company’s operating expenses were $16.4 million and $14.4 million for the six months ended June 30, 2019 and 2018, respectively.

For the second quarter of 2019, the Company recorded net investment income of $10.1 million, or $0.41 per share, as compared to $8.8 million, or $0.50 per share, for the second quarter of 2018. The increase between periods was primarily driven by higher total investment income as a result of an increase in the average portfolio balance. Net investment income for the six months ended June 30, 2019 was $20.0 million, or $0.81 per share, compared to $14.7 million, or $0.83 per share, during the six months ended June 30, 2018.

During the second quarter of 2019, the Company recorded $(17) thousand, or $(0.00) per share, of net realized losses on investments, compared to net realized gains on investments of $0.8 million, or $0.04 per share, for the second quarter of 2018. Net unrealized appreciation on investments for the second quarter of 2019 was $13.8 million, or $0.55 per share, mainly resulting from market-related changes affecting fair value estimates, as compared to net unrealized depreciation on investments of $(1.2) million, or $(0.07) per share, for the second quarter of 2018. The Company’s net realized and unrealized gains were $14.9 million and $1.6 million for the six months ended June 30, 2019 and 2018, respectively.

The Company’s net increase in net assets resulting from operations for the second quarter of 2019 was approximately $23.9 million, or $0.96 per share, as compared to approximately $8.4 million, or $0.47 per share, for the second quarter of 2018. For the six months ended June 30, 2019, the Company’s net increase in net assets resulting from operations was approximately $34.9 million, or $1.41 per share, as compared to a $16.3 million, or $0.92 per share, for the six months ended June 30, 2018.

CREDIT QUALITY

The Company maintains a credit watch list with portfolio companies placed into one of five categories, with Clear, or 1, being the highest rating and Red, or 5, being the lowest. Generally, all new loans receive an initial grade of White (2) unless the portfolio company’s credit quality meets the characteristics of another risk category.

As of June 30, 2019, the weighted average investment ranking of the Company’s debt investment portfolio was 2.03, as compared to 1.95 at the end of the prior quarter During the three months ended June 30, 2019, portfolio company credit category changes, excluding fundings and repayments, consisted of the following: one portfolio company with a principal balance of $11.0 million was upgraded from Orange (4) to Yellow (3); one portfolio company with a principal balance of $10.0 million was downgraded from White (2) to Yellow (3); two portfolio companies with a combined principal balance of $28.7 million were downgraded from Yellow (3) to Orange (4); and one portfolio company with a principal balance of $3.2 million was downgraded from White (2) to Red (5). Additional information regarding our credit rating methodology is detailed in our Form 10-Q for the three months ended June 30, 2019.

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The following table shows the credit rankings for the Company’s debt investments at fair value as of June 30, 2019 and March 31, 2019.

	As of June 30, 2019			As of March 31, 2019
Category (dollars in thousands)	Fair Value	% of Debt Investment Portfolio	# of Portfolio Companies	Fair Value	% of Debt Investment Portfolio	# of Portfolio Companies
Clear (1)	80,010	18.0%	4	81,225	19.1%	4
White (2)	302,832	68.1	18	293,911	69.3	20
Yellow (3)	33,879	7.6	3	40,163	9.5	3
Orange (4)	23,687	5.3	2	6,886	1.6	1
Red (5)	4,305	1.0	2	2,211	0.5	1
	444,713	100%	29	424,396	100%	29

NET ASSET VALUE

As of June 30, 2019, the Company’s net assets were $352.7 million, or $14.19 per share, as compared to $334.5 million, or $13.50 per share, as of December 31, 2018.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2019, the Company had total liquidity of $203.6 million, consisting of cash of $24.4 million and available capacity under its revolving credit facility of $179.2 million, subject to existing advance rates, terms and covenants.

DISTRIBUTION

The Company’s board of directors declared a quarterly distribution of $0.36 per share for the third quarter of 2019, of which 51.6% represents a spillover dividend as a result of overearning the quarterly dividends in the fiscal year ended December 31, 2018, payable on September 16, 2019 to stockholders of record as of August 30, 2019.

SUBSEQUENT EVENTS

Since July 1, 2019:

▪	TPVG portfolio company Medallia, Inc. completed a $326 million initial public offering;
▪	The Company funded $11.1 million in new investments; and
▪	TPC’s direct originations platform entered into $130.0 million of additional non-binding signed term sheets with venture growth stage companies.

CONFERENCE CALL

The Company will host a conference call at 5:00 p.m. Eastern Time today, July 31, 2019, to discuss its financial results for the second quarter ended June 30, 2019.  To listen to the call, investors and analysts should dial 1 (844) 826-3038 (domestic) or 1 (412) 317-5184 (international) and ask to join the TriplePoint Venture Growth BDC Corp. call. Please dial in at least five minutes before the scheduled start time. A replay of the call will be available through August 31, 2019, by dialing 1 (877) 344-7529 (domestic) or 1 (412) 317-0088 (international) and entering conference ID 10133895. The conference call will also be available via a live audio webcast in the investor relations section of the Company’s website, http://www.tpvg.com.  An online archive of the webcast will be available on the Company’s website for 30 days after the call.

ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.

The Company was formed to expand the venture growth stage business segment of TriplePoint Capital LLC, the leading global provider of financing across all stages of development to technology, life sciences and other high growth companies backed by a select group of venture capital firms. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by lending primarily with warrants to venture growth stage companies. The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. More information is available at http://www.tpvg.com.

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FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

INVESTOR RELATIONS AND MEDIA CONTACT

Abernathy MacGregor Group

Alan Oshiki / Sheila Ennis

212-371-5999 / 415-745-3294

aho@abmac.com / sbe@abmac.com

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TriplePoint Venture Growth BDC Corp.

Consolidated Statements of Assets and Liabilities

(in thousands, except per share data)

	June 30, 2019	December 31, 2018
Assets	(unaudited)
Investments at fair value (amortized cost of $482,433 and $435,083, respectively)	$496,021	$433,417
Short-term investments at fair value (cost of $0 and $19,999, respectively)	-	19,999
Cash	12,415	3,382
Restricted cash	11,956	6,567
Deferred credit facility costs and other assets	4,875	3,689
Total assets	$525,267	$467,054

Liabilities
Revolving credit facility	$85,776	$23,000
2022 Notes, net	73,199	72,943
Payable for U.S. Treasury Bill assets	-	19,999
Prepaid expenses and other assets	13,640	16,581
Total liabilities	$172,615	$132,523

Net assets
Preferred stock, par value $0.01 per share (50,000 shares authorized; no shares issued and outstanding, respectively)	$-	$-
Common stock, par value $0.01 per share (450,000 shares authorized; 24,859 and 24,780 shares issued and outstanding, respectively)	249	248
Paid-in capital in excess of par value	332,375	331,329
Total distributable earnings (loss)	20,028	2,954
Total net assets	$352,652	334,531
Total liabilities and net assets	$525,267	467,054

Net asset value per share	$14.19	$13.50

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TriplePoint Venture Growth BDC Corp.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Investment income
Interest income from investments	$17,896	$15,410	$35,043	$28,026
Other income	1,045	1,142	1,389	1,145
Total investment and other income	$18,941	$16,552	$36,432	$29,171

Operating expenses
Base management fee	$2,076	$1,768	$3,837	$3,296
Income incentive fee	2,530	2,200	5,009	3,687
Capital gains incentive fee	-	-	-	-
Interest expense and amortization of fees	3,010	2,532	5,213	5,050
Administration agreement expenses	353	445	775	852
General and administrative expenses	849	807	1,560	1,539
Total operating expenses	$8,818	$7,752	$16,394	$14,424

Net investment income	$10,123	$8,800	$20,038	$14,747

Net realized and unrealized gains (losses)
Net realized gains (losses) on investments	$(17)	$773	$(46)	$781
Net change in unrealized gains (losses) on investments	13,755	(1,178)	14,938	810
Net realized and unrealized gains (losses)	$13,738	$(405)	$14,892	$1,591

Net increase in net assets resulting from operations	$23,861	8,395	34,930	16,338

Basic and diluted net investment income per share	$0.41	$0.50	$0.81	$0.83
Basic and diluted net increase in net assets per share	$0.96	$0.47	$1.41	$0.92
Basic and diluted weighted average shares of common stock outstanding	24,827	17,754	24,805	17,742

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Weighted Average Portfolio Yield on Debt Investments

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018

Weighted average portfolio yield on debt investments	16.5%	17.2%	16.4%	15.6%
Coupon income	10.6%	10.8%	10.6%	10.7%
Net amortization and accretion of premiums and discounts	0.8%	0.9%	0.9%	0.9%
Net accretion of end-of-term payments	2.3%	2.2%	2.2%	2.2%
Impact of prepayments	2.8%	3.3%	2.7%	1.8%

Weighted average portfolio yield on debt investments for periods shown are the annualized rate of the interest income recognized during the period divided by the average amortized cost of debt investments in the portfolio at the beginning of each month in the period. The weighted average portfolio yields on debt investments reflected above do not represent actual investment returns to the Company’s stockholders.

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